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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): April 1, 2003



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                              1-3473                          95-0862768
     (State or other jurisdiction           (Commission File Number)      (IRS Employer Identification No.)
           of incorporation)


                        300 CONCORD PLAZA DRIVE                                      78216-6999
                          SAN ANTONIO, TEXAS                                         (Zip Code)
               (Address of principal executive offices)



       Registrant's telephone number, including area code: (210) 828-8484


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ITEM 5. OTHER EVENTS

         On April 1, 2003, Tesoro Petroleum Corporation ("Tesoro") issued a press release announcing completion of the CARB III project at its California refinery. The foregoing is qualified by reference to the press release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         On April 2, 2003, Tesoro issued a press release announcing a private offering of $400 million of senior secured notes. The foregoing is qualified by reference to the press release which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

         As previously disclosed in our Annual Report on Form 10-K, Tesoro is also negotiating a new senior secured credit facility and a term loan agreement with terms designed to (1) increase Tesoro's capacity to borrow for working capital needs, (2) allow Tesoro to issue letters of credit instead of making early payments and prepayments to certain suppliers (which have ranged from approximately $80 million to $160 million at month-end for the last nine months) and apply the funds that would otherwise have been used for those payments and prepayments to repay debt and (3) substantially modify the financial covenants Tesoro has under its existing senior secured credit facility.

         Tesoro previously reported its acquisition of the 168,000 barrel-per-day Golden Eagle refinery located in Martinez, California in the San Francisco Bay area along with 70 associated retail sites throughout northern California (collectively the "California Business") from Ultramar Inc., a subsidiary of Valero Energy Corporation. A pro forma statement of operations for the year ended December 31, 2002 as if Tesoro had completed the acquisition of the California Business on January 1, 2002 is attached as Appendix A to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  The following pro forma financial information is included in Appendix A hereto and incorporated herein by reference.

                  Pro Forma Combined Condensed Statement of Operations of Tesoro Petroleum Corporation for the year ended December 31, 2002

         (c)      Exhibits.

                  99.1 Press release issued on April 1, 2003 by Tesoro Petroleum Corporation.

                  99.2 Press release issued on April 2, 2003, by Tesoro Petroleum Corporation.

                  99.3 Second press release issued on April 1, 2003 by Tesoro Petroleum Corporation.

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ITEM 9. REGULATION FD DISCLOSURE


         On April 1, 2003, Tesoro issued a press release announcing that it expects to report a profit for the quarter ended March 31, 2003. The foregoing is qualified by reference to the press release which is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. The information provided in this Item 9 is being provided under Item 12, and shall specifically be considered "filed" and incorporated into all documents filed by Tesoro pursuant to the Securities Act of 1933.

                                   ----------

         The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as Risk Factors in Tesoro's Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 2, 2003


                                    TESORO PETROLEUM CORPORATION



                                    By:    /s/ Gregory A. Wright
                                        ---------------------------
                                             Gregory A. Wright
                                           Senior Vice President
                                        and Chief Financial Officer




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                                   APPENDIX A

                        PRO FORMA STATEMENT OF OPERATIONS

         The term "California Assets" refers to the 168,000 barrels per day ("bpd") refinery located in Martinez, California in the San Francisco Bay area along with 70 associated retail sites throughout northern California that we acquired in May 2002. The acquisition of the California Assets and the related debt and equity financings closed during the first and second quarters of 2002 and are included in Tesoro's historical balance sheet as of December 31, 2002 as reported in our Annual Report on Form 10-K for the year ended December 31, 2002.

         The following unaudited pro forma combined condensed statement of operations give effect to the following events as if each had occurred on January 1, 2002:

         --       the acquisition of the California Assets;

         -- the April 2002 offering of the outstanding 9-5/8% senior subordinated notes due 2012;

         -- the March 2002 underwritten public offering of 23 million shares of our common stock; and

         -- additional borrowings under our amended and restated senior secured credit facility necessary to consummate the acquisition of the California Assets.

         As reported in our Annual Report on Form 10-K for the year ended December 31, 2002, Tesoro's historical results of operations for the year ended December 31, 2002 included results of the California Assets for the period from May 17, 2002 (the closing date for the acquisition) through December 31, 2002.

         The acquisition of the California Assets was accounted for using the purchase method of accounting. The estimates of the fair value of the California Assets and related liabilities are based on preliminary estimates. These estimates are subject to change pending completion of independent appraisals and other evaluations.

         The unaudited pro forma combined condensed statement of operations is based on assumptions that we believe are reasonable under the circumstances and is intended for informational purposes only. We believe it is not indicative of the future results of the combined companies or of the results of operations that would have actually occurred had the acquisition of the California Assets taken place for the period presented. A major turnaround at our California refinery, including the refinery's fluid coker, was completed in March 2002, and a turnaround of the larger crude unit was completed in the second quarter of 2002. The unaudited pro forma combined condensed statement of operations does not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of the California Assets.


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         The unaudited pro forma combined condensed statement of operations should be read in conjunction with "Management's Discussions and Analysis of Financial Condition and Results of Operations" and the historical Consolidated Financial Statements of Tesoro Petroleum Corporation in our Annual Report on Form 10-K for the year ended December 31, 2002 and the Financial Statements of Golden Eagle Refining and Marketing Assets Business (the "California Business") included in our Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on April 22, 2002.



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         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                 HISTORICAL                               PRO FORMA
                                                       ------------------------------         ---------------------------------
                                                                         CALIFORNIA
                                                          TESORO           BUSINESS           ADJUSTMENTS            COMBINED
                                                       ------------      ------------         ------------         ------------
                                                                     (in millions, except per share amounts)

Revenues                                               $    7,119.3      $      704.3         $      (30.5)(a)     $    7,793.1

Costs and Expenses
    Costs of sales and operating expenses                   6,865.7             739.6                (30.5)(a)          7,574.8
    Selling, general and administrative expenses              133.2               4.0                   --                137.2
    Depreciation and amortization                             130.7              21.9                (11.0)(b)            142.8
                                                                                                       1.2(c)
    Loss on asset sales and impairment                          8.4                --                   --                  8.4
                                                       ------------      ------------         ------------         ------------

Operating Income (Loss)                                       (18.7)            (61.2)                 9.8                (70.1)
Interest and Financing Costs, Net of Capitalized
    Interest                                                 (166.1)               --                (25.9)(d)           (192.0)
Interest Income                                                 3.5                --                   --                  3.5
                                                       ------------      ------------         ------------         ------------

Earnings (Loss) Before Income Taxes                          (181.3)            (61.2)               (16.1)              (258.6)
Income Tax Provision (Benefit)                                (64.3)            (24.9)                (6.1)(e)            (95.3)
                                                       ------------      ------------         ------------         ------------

Net Earnings (Loss)                                    $     (117.0)     $      (36.3)        $      (10.0)        $     (163.3)
                                                       ============      ============         ============         ============

Weighted Average Common Shares:
    Basic                                                      60.5                                    4.0(f)              64.5
    Diluted                                                    60.5                                    4.0(f)              64.5

Net Earnings (Loss) Per Share:
    Basic                                              $      (1.93)                                               $      (2.53)
    Diluted                                            $      (1.93)                                               $      (2.53)


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                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS

(a) Represents an adjustment to eliminate excise taxes on wholesale sales collected on behalf of governmental agencies associated with the seller's operations from both revenues and costs of sales and operating expenses to conform to our accounting policy.

(b) Represents an adjustment to record depreciation expense based on our preliminary allocation of fair values to property, plant and equipment. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of primarily 28 years for refinery assets and 16 to 20 years for retail assets.

(c) Represents an adjustment to record amortization of acquired intangible assets assuming a weighted average life of 27 years.

(d) Represents additional interest expense and amortization of deferred financing costs related to the junior subordinated notes issued to the seller, our 9-5/8% senior subordinated notes due 2012 and our amended and restated senior secured credit facility.

(e) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

(f) Represents the underwritten public offering of 23 million shares of our common stock. This offering was completed on March 6, 2002.


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                                 EXHIBIT INDEX


                 Exhibit
                   No.                 Description
                 -------               -----------


                  99.1 Press release issued on April 1, 2003 by Tesoro Petroleum Corporation.

                  99.2 Press release issued on April 2, 2003, by Tesoro Petroleum Corporation.

                  99.3 Second press release issued on April 1, 2003 by Tesoro Petroleum Corporation.